Realogy Reports Financial Results for Full Year 2016                            1

REALOGY REPORTS FINANCIAL RESULTS
FOR FULL YEAR 2016

Company Initiates New $300 Million Share Repurchase Authorization

MADISON, N.J. (February 24, 2017) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the full year ended December 31, 2016, including the following highlights:

•	Revenue was $5.81 billion, an increase of 2% compared with the full year 2015, driven by organic and acquisition revenue increases at Title Resource Group (TRG).

•
The Company's combined homesale transaction volume increased 4% in the year, consisting of a 6% volume gain at the Realogy Franchise Group (RFG) and flat volume at the Company-owned brokerage segment (NRT).

•	Net income was $213 million, a 16% increase compared with $184 million in 2015. Basic earnings per share (EPS) was $1.47, a 17% increase compared with $1.26 in 2015.

•	Adjusted net income was $239 million, an 8% increase compared with $222 million in 2015. Adjusted basic EPS was $1.65, a 9% increase compared with $1.52 in 2015. (See Table 1a).[1]

•	Operating EBITDA was $770 million, compared with $769 million in 2015. (See Table 5).[2]

•	The Company returned $225 million of capital to shareholders through repurchases and dividends in 2016.
“Our 2016 results continued to reflect the operating challenges of strong competition for sales agents and soft demand at the high end of the housing market for NRT," said Richard A. Smith, Realogy’s chairman, chief executive officer and president. “While we still have work to do, we have made good progress. Our strategic priorities are to continue strengthening our core businesses while further investing capital to drive future growth. Reflecting our strong free cash flow, we are pleased to expand on our capital return program through an additional $300 million share repurchase authorization. We are confident that over the long term we are well-positioned to capitalize on favorable demand conditions and existing homesale volume growth within the industry.”
Operational Results
Below are some of the highlights of Realogy's key strategic initiatives from 2016 and the start of 2017:

•
NRT is executing on an aggressive campaign to increase the Company's recruitment of productive independent sales agents and agent teams, and continues to enhance its existing agent retention and productivity programs.

•
Realogy formalized plans for an integrated learning institute aimed at enhancing agent and broker productivity by offering customized learning opportunities to serve new and experienced sales agents as well as brokerage managers across both NRT and RFG.

•
The Realogy Franchise Group continues to deploy its proprietary Zap technology platform. Initial data indicates that sales agents actively using Zap are closing more transactions than those who are not.

•
On February 15, 2017, Realogy agreed to form a new mortgage origination joint venture (JV) with Guaranteed Rate, one of the largest independent retail mortgage companies in the United States. The new JV, which will operate as Guaranteed Rate Affinity, has agreed to acquire certain assets of the mortgage

Realogy Reports Financial Results for Full Year 2016                            2

operations of PHH Home Loans, the existing JV between Realogy and PHH Mortgage. The transaction is expected to be completed in a series of asset sale closings subject to the satisfaction or waiver of certain closing conditions. The initial closing is expected to occur in June 2017, and the final closing is expected to occur during the fourth quarter of 2017. Once these transactions are complete, Realogy expects to realize approximately $30 million of net cash.

•
The Company continued to execute on its business optimization program, improving the efficiency and effectiveness of the cost structure of each of the Company's business units. The Company realized approximately $33 million in actual savings in 2016 and is well positioned to reach its annualized run-rate savings target of approximately $70 million. The total cost to implement the program is expected to be $65 million, of which $49 million has been incurred through December 31, 2016.

In 2016, Realogy's franchise (RFG) and Company-owned (NRT) business segments achieved a combined homesale transaction volume (transaction sides multiplied by average sale price) of approximately $473 billion, an increase of 4% compared with 2015, which was within the Company's previous guidance range. RFG reported a homesale transaction sides increase of 3% and an average homesale price increase of 3%. NRT reported flat homesale transaction sides and average homesale price.
In the title and settlement services sector, TRG was involved in the closing of approximately 204,000 transactions in 2016, reflecting a 17% increase in purchase units and a 32% increase in refinance units compared with 2015. These results include the benefits of the acquisition of TitleOne, which occurred in the third quarter of 2016.
Capital Allocation and New Share Repurchase Authorization
During the fourth quarter of 2016, Realogy repurchased approximately 2.6 million shares of common stock in the open market at a weighted average market price of $25 per share for a total of $65 million. For the full year 2016, the Company returned nearly $200 million of capital to shareholders through the repurchase of approximately 7.1 million shares, or 5% of shares outstanding. The Company had approximately 140.2 million shares of common stock outstanding as of December 31, 2016. Since year-end 2016, the Company has repurchased approximately 572,000 shares of common stock at a weighted average market price of $26.23 for a total of approximately $15 million.
Realogy today announced that its Board of Directors has authorized a new share repurchase program of up to $300 million of the Company’s common stock. This is in addition to the $61 million remaining under the current $275 million share repurchase authorization announced in February 2016. Repurchases may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The size and timing of these repurchases will depend on price, market and economic conditions, legal and contractual requirements and other factors. The repurchase program has no time limit and may be suspended or discontinued at any time.
On February 23, 2017, the Board of Directors of the Company declared a quarterly cash dividend of $0.09 per share of the Company's common stock. This dividend payment will be made on March 23, 2017 to shareholders of record as of the close of business on March 9, 2017.
“Our business model continues to generate significant free cash flow,” said Anthony E. Hull, Realogy's executive vice president, chief financial officer and treasurer. “We expect to maintain a disciplined approach to capital allocation, balanced between returning cash to shareholders, deleveraging and strategically investing in the business to drive growth.”
Balance Sheet
The Company ended the year with cash and cash equivalents of $274 million. Total long-term corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.3 billion at December 31, 2016. The Company's net debt leverage3 was 3.8 times at December 31, 2016.
In January 2017, the Company repriced its Term Loan B, thereby reducing its run-rate interest expense by approximately $8 million to $165 million on an annualized basis.

Realogy Reports Financial Results for Full Year 2016                            3

A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, February 24, at 8:30 a.m. (EST), Realogy will hold a conference call via webcast to review its full year 2016 results. The call will be hosted by Richard A. Smith, chairman, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at www.realogy.com under "Investors" or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising and brokerage with many of the best-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, Sotheby's International Realty® and ZipRealty®.  Collectively, Realogy's franchise system members operate approximately 14,100 offices with more than 273,200 independent sales agents conducting business in 112 countries and territories around the world.  NRT LLC, Realogy’s company-owned real estate brokerage, is the largest residential brokerage company in the United States, operates under several of Realogy’s brands and also provides related residential real estate services. Realogy also owns Cartus, a prominent worldwide provider of relocation services to corporate and affinity clients, Title Resource Group (TRG), a leading provider of title, settlement and underwriting services, and ZapLabs LLC, its innovation and technology development subsidiary.  Realogy is headquartered in Madison, New Jersey.

Footnotes:
1 Adjusted net income is adjusted for non-cash mark-to-market expense on interest rate swaps and restructuring charges.
2 Operating EBITDA is defined as EBITDA before restructuring costs, early extinguishment of debt and former parent legacy items.
3 Net corporate debt divided by EBITDA calculated on a pro forma basis, as defined under our credit facilities, for the twelve-month period ended December 31, 2016.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to the lack of sustained improvement in the number of home sales and/or stagnant or declining home prices, low levels of consumer confidence, the impact of slow economic growth or future recessions and related high levels of unemployment in the U.S. and abroad, continued low inventory levels, renewed high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business, and increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing; the Company's geographic and high-end market concentration, particularly with respect to its Company-owned brokerage operations; the Company's failure to enter into or renew franchise agreements or maintain its brands; risks relating to our outstanding debt and interest obligations; variable rate indebtedness which subjects the Company to interest rate risk; the Company's inability to access capital or

Realogy Reports Financial Results for Full Year 2016                            4

refinance or repay existing indebtedness, or return capital to stockholders; the Company's inability to realize the benefits from acquisitions or the new mortgage origination joint venture that the Company has agreed to form with Guaranteed Rate, Inc.; any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and/or the Internal Revenue Code and changes in state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, and wage and hour regulations; the Company's inability to sustain improvements in its operating efficiency and to achieve anticipated cost savings from its business optimization initiatives; any adverse resolution of litigation, governmental or regulatory proceedings or arbitration awards; and the final resolution or outcomes with respect to Cendant's (our former parent) remaining contingent liabilities.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4a, 4b, 5, 6, and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contact:
Alicia Swift	Mark Panus
(973) 407-4669	(973) 407-7215
alicia.swift@realogy.com	mark.panus@realogy.com

Jennifer Halchak
(973) 407-7487
jennifer.halchak@realogy.com

Realogy Reports Financial Results for Full Year 2016                            5

Table 1

REALOGY HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Year Ended December 31,
	2016	2015	2014
Revenues
Gross commission income	$4,277	$4,288	$4,028
Service revenue	955	882	802
Franchise fees	372	353	333
Other	206	183	165
Net revenues	5,810	5,706	5,328
Expenses
Commission and other agent-related costs	2,945	2,931	2,755
Operating	1,542	1,458	1,350
Marketing	241	226	214
General and administrative	321	337	293
Former parent legacy benefit, net	(2)	(15)	(10)
Restructuring costs, net	39	10	(1)
Depreciation and amortization	202	201	190
Interest expense, net	174	231	267
Loss on the early extinguishment of debt	—	48	47
Other income, net	(1)	(3)	(2)
Total expenses	5,461	5,424	5,103
Income before income taxes, equity in earnings and noncontrolling interests	349	282	225
Income tax expense	144	110	87
Equity in earnings of unconsolidated entities	(12)	(16)	(9)
Net income	217	188	147
Less: Net income attributable to noncontrolling interests	(4)	(4)	(4)
Net income attributable to Realogy Holdings	$213	$184	$143

Earnings per share attributable to Realogy Holdings:
Basic earnings per share	$1.47	$1.26	$0.98
Diluted earnings per share	$1.46	$1.24	$0.97
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	144.5	146.5	146.0
Diluted	145.8	148.1	147.2

Cash dividends declared per share (beginning in August 2016)	$0.18	$—	$—

Realogy Reports Financial Results for Full Year 2016                            6

Table 1a
REALOGY HOLDINGS CORP.
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income is defined by us as net income before: (a) mark to market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges, which the Company believes will be significant as a result of the business optimization initiatives currently in progress; and (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted income per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income to Adjusted net income for the years ended December 31, 2016, 2015 and 2014:

	Year Ended December 31,
	2016	2015	2014
Net income attributable to Realogy Holdings	$213	$184	$143
Addback:
Mark-to-market interest rate swap adjustments	6	20	32
Former parent legacy benefit, net	(2)	(15)	(10)
Restructuring costs, net	39	10	(1)
Loss on the early extinguishment of debt	—	48	47
Reversal of the income tax valuation allowance	—	—	(11)
Adjustments for tax effect (a)	(17)	(25)	(28)
Adjusted net income attributable to Realogy Holdings	$239	$222	$172

Earnings per share
Basic earnings per share:	$1.47	$1.26	$0.98
Diluted earnings per share:	$1.46	$1.24	$0.97

Adjusted earnings per share
Adjusted basic earnings per share:	$1.65	$1.52	$1.18
Adjusted diluted earnings per share:	$1.64	$1.50	$1.17

Weighted average common and common equivalent shares outstanding:
Basic:	144.5	146.5	146.0
Diluted:	145.8	148.1	147.2

(a)	Reflects tax effect of adjustments at an assumed tax rate of 40% for the year ended December 31, 2016 and 2015, and 41% for the year ended December 31, 2014.

Realogy Reports Financial Results for Full Year 2016                            7

Table 2

REALOGY HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$274	$415
Trade receivables (net of allowance for doubtful accounts of $13 and $20)	152	141
Relocation receivables	244	279
Other current assets	148	126
Total current assets	818	961
Property and equipment, net	267	254
Goodwill	3,690	3,618
Trademarks	748	745
Franchise agreements, net	1,361	1,428
Other intangibles, net	313	316
Other non-current assets	224	209
Total assets	$7,421	$7,531

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$140	$139
Securitization obligations	205	247
Due to former parent	28	31
Current portion of long-term debt	242	740
Accrued expenses and other current liabilities	435	448
Total current liabilities	1,050	1,605
Long-term debt	3,265	2,962
Deferred income taxes	389	267
Other non-current liabilities	248	275
Total liabilities	4,952	5,109
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at December 31, 2016 and December 31, 2015	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 140,227,692 shares outstanding at December 31, 2016 and 146,746,537 shares outstanding at December 31, 2015	1	1
Additional paid-in capital	5,565	5,733
Accumulated deficit	(3,062)	(3,280)
Accumulated other comprehensive loss	(40)	(36)
Total stockholders' equity	2,464	2,418
Noncontrolling interests	5	4
Total equity	2,469	2,422
Total liabilities and equity	$7,421	$7,531

Realogy Reports Financial Results for Full Year 2016                            8

Table 3a

REALOGY HOLDINGS CORP.
2016 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
RFG (a)
Closed homesale sides	218,330	319,748	323,176	274,090	1,135,344
Average homesale price	$259,044	$273,900	$275,325	$277,037	$272,206
Average homesale broker commission rate	2.51%	2.51%	2.50%	2.49%	2.50%
Net effective royalty rate	4.51%	4.49%	4.50%	4.34%	4.46%
Royalty per side	$309	$319	$322	$313	$317
NRT
Closed homesale sides	64,244	98,314	95,605	77,536	335,699
Average homesale price	$493,125	$485,688	$486,343	$495,242	$489,504
Average homesale broker commission rate	2.46%	2.49%	2.46%	2.44%	2.46%
Gross commission income per side	$12,878	$12,732	$12,681	$12,760	$12,752
Cartus
Initiations	37,174	51,560	40,556	33,773	163,063
Referrals	16,893	26,138	25,495	18,751	87,277
TRG
Purchase title and closing units (b)	29,236	43,914	42,932	36,915	152,997
Refinance title and closing units (c)	9,703	11,227	15,170	14,819	50,919
Average fee per closing unit	$1,848	$1,919	$1,824	$1,907	$1,875
_______________

(a)	Includes all franchisees except for NRT.

(b)	The amounts presented for the year ended December 31, 2016 include 18,930 purchase units as a result of the acquisitions.

(c)	The amounts presented for the year ended December 31, 2016 include 4,469 refinance units as a result of the acquisitions.

Realogy Reports Financial Results for Full Year 2016                            9

Table 3b

REALOGY HOLDINGS CORP.
2015 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
RFG (a) (b)
Closed homesale sides	212,139	307,293	318,873	263,028	1,101,333
Average homesale price	$251,373	$266,456	$267,296	$266,874	$263,894
Average homesale broker commission rate	2.52%	2.52%	2.52%	2.49%	2.51%
Net effective royalty rate	4.52%	4.48%	4.47%	4.46%	4.48%
Royalty per side	$302	$312	$312	$309	$309
NRT
Closed homesale sides (c)	60,187	99,435	99,789	77,333	336,744
Average homesale price (d)	$502,597	$493,746	$479,874	$487,024	$489,673
Average homesale broker commission rate	2.43%	2.46%	2.48%	2.47%	2.46%
Gross commission income per side	$13,019	$12,830	$12,524	$12,645	$12,730
Cartus
Initiations	38,168	51,528	42,303	35,750	167,749
Referrals	18,022	29,033	30,010	22,466	99,531
TRG
Purchase title and closing units (e)	21,643	35,596	41,245	32,057	130,541
Refinance title and closing units (f)	9,496	9,815	9,989	9,244	38,544
Average fee per closing unit	$1,751	$1,795	$1,932	$1,928	$1,861
_______________

(a)	Includes all franchisees except for NRT.

(b)
In April 2015, NRT acquired a large franchisee of RFG. As a result of the acquisition, the drivers of the acquired entity shifted from RFG to NRT. Closed homesale sides for RFG, excluding the impact of the acquisition, would have increased 5% for the year ended December 31, 2015 compared to 2014. The acquisition did not have a significant impact on the change in average homesale price for RFG.

(c)
Closed homesale sides for NRT, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 2% for the year ended December 31, 2015 compared to 2014.

(d)
Average homesale price for NRT, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 1% for the year ended December 31, 2015 compared to 2014.

(e)	The amounts presented for the year ended December 31, 2015 include 13,304 purchase units as a result of the acquisition of Independence Title on July 1, 2015.

(f)	The amounts presented for the year ended December 31, 2015 include 3,403 refinance units as a result of the acquisition of Independence Title on July 1, 2015.

Realogy Reports Financial Results for Full Year 2016                            10

Table 4a
REALOGY HOLDINGS CORP.
SELECTED 2016 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
Net revenues (a)
Real Estate Franchise Services	$157	$221	$215	$188	$781
Company Owned Real Estate Brokerage Services	841	1,268	1,231	1,004	4,344
Relocation Services	83	109	116	97	405
Title and Settlement Services	111	149	164	149	573
Corporate and Other	(58)	(85)	(82)	(68)	(293)
Total Company	$1,134	$1,662	$1,644	$1,370	$5,810

EBITDA (b)
Real Estate Franchise Services	$92	$149	$153	$122	$516
Company Owned Real Estate Brokerage Services	(21)	78	74	6	137
Relocation Services	5	29	40	22	96
Title and Settlement Services	—	26	23	13	62
Corporate and Other	(21)	(19)	(20)	(18)	(78)
Total Company	$55	$263	$270	$145	$733
Less:
Depreciation and amortization	48	48	53	53	202
Interest expense, net	73	59	37	5	174
Income tax expense (benefit)	(24)	64	74	30	144
Net income (loss) attributable to Realogy Holdings	$(42)	$92	$106	$57	$213
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $58 million, $85 million, $82 million and $68 million for the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $13 million, $12 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	Includes a net cost of $1 million and a net benefit of $3 million of former parent legacy items for the three months ended March 31, 2016 and December 31, 2016, respectively.
Includes $9 million, $12 million, $9 million and $9 million of restructuring charges for the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively.
The year ended December 31, 2016 includes a net benefit of $2 million of former parent legacy items and restructuring charges of $39 million.
The amounts broken down by business unit are as follows:

	Three Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Real Estate Franchise Services	$—	$3	$1	$—
Company Owned Real Estate Brokerage Services	2	7	6	7
Relocation Services	2	1	1	—
Title and Settlement Services	—	—	1	—
Corporate and Other	6	1	—	(1)
Total Company	$10	$12	$9	$6

Realogy Reports Financial Results for Full Year 2016                            11

Table 4b
REALOGY HOLDINGS CORP.
SELECTED 2015 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Net revenues (a)
Real Estate Franchise Services	$151	$213	$214	$177	$755
Company Owned Real Estate Brokerage Services	796	1,289	1,267	992	4,344
Relocation Services	85	108	124	98	415
Title and Settlement Services	87	128	147	125	487
Corporate and Other	(57)	(87)	(84)	(67)	(295)
Total Company	$1,062	$1,651	$1,668	$1,325	$5,706

EBITDA (b)
Real Estate Franchise Services	$86	$146	$152	$111	$495
Company Owned Real Estate Brokerage Services	(16)	97	96	22	199
Relocation Services	7	29	47	22	105
Title and Settlement Services	(3)	20	20	11	48
Corporate and Other (c)	(16)	(27)	(6)	(72)	(121)
Total Company	$58	$265	$309	$94	$726
Less:
Depreciation and amortization	46	52	55	48	201
Interest expense, net	68	50	70	43	231
Income tax expense (benefit)	(24)	66	74	(6)	110
Net income (loss) attributable to Realogy Holdings	$(32)	$97	$110	$9	$184
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $57 million, $87 million, $84 million and $67 million for the three months ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $15 million, $16 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	The three months ended June 30, 2015 includes a net benefit of $1 million for former parent legacy items.
The three months ended September 30, 2015 includes a net benefit of $14 million for former parent legacy items.
The three months ended December 31, 2015 includes $48 million related to the loss on early extinguishment of debt and restructuring charges of $10 million.
The year ended December 31, 2015 includes $48 million related to the loss on early extinguishment of debt and restructuring charges of $10 million, partially offset by a net benefit of $15 million for former parent legacy items.
The amounts broken down by business unit are as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Real Estate Franchise Services	$—	$—	$—	$—	$—
Company Owned Real Estate Brokerage Services	—	—	—	5	5
Relocation Services	—	—	—	1	1
Title and Settlement Services	—	—	—	—	—
Corporate and Other	—	(1)	(14)	52	37
Total Company	$—	$(1)	$(14)	$58	$43

(c)
The three months ended June 30, 2015 includes $6 million of costs related to the settlement of a legal matter, subject to court approval, and certain transaction costs related to acquisitions in April 2015.

Realogy Reports Financial Results for Full Year 2016                            12

Table 5
REALOGY HOLDINGS CORP.
EBITDA AND OPERATING EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(In millions)
Set forth in the table below is a reconciliation of net income to EBITDA and Operating EBITDA for the years ended December 31, 2016 and 2015:

	Year Ended
	December 31, 2016	December 31, 2015
Net income attributable to Realogy Holdings	$213	$184
Income tax expense	144	110
Income before income taxes	357	294
Interest expense, net	174	231
Depreciation and amortization	202	201
EBITDA	733	726
EBITDA adjustments:
Restructuring costs	39	10
Former parent legacy costs (benefit), net	(2)	(15)
Loss on the early extinguishment of debt	—	48
Operating EBITDA	$770	$769

Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to the net income for the years ended December 31, 2016 and 2015:

	Revenues				Operating EBITDA				Operating EBITDA Margin
	2016	2015	Change	% Change	2016	2015	Change	% Change	2016	2015	Change
RFG	$781	$755	$26	3%	$520	$495	$25	5%	67%	66%	1
NRT	4,344	4,344	—	—	159	204	(45)	(22)	4	5	(1)
Cartus	405	415	(10)	(2)	100	106	(6)	(6)	25	26	(1)
TRG	573	487	86	18	63	48	15	31	11	10	1
Corporate and Other	(293)	(295)	2	*	(72)	(84)	12	*
Total Company	$5,810	$5,706	$104	2%	$770	$769	$1	—%	13%	13%	—
Less: Restructuring costs					39	10
Former parent legacy benefit, net					(2)	(15)
Loss on the early extinguishment of debt					—	48
Depreciation and amortization					202	201
Interest expense, net					174	231
Income tax expense					144	110
Net income attributable to Realogy Holdings					$213	$184

Realogy Reports Financial Results for Full Year 2016                            13

Table 6
REALOGY HOLDINGS CORP.
EBITDA AND OPERATING EBITDA
THREE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In millions)
Set forth in the table below is a reconciliation of net income to EBITDA and Operating EBITDA for the three-month periods ended December 31, 2016 and 2015:

	Three Months Ended
	December 31, 2016	December 31, 2015
Net income attributable to Realogy Holdings	$57	$9
Income tax expense	30	(6)
Income before income taxes	87	3
Interest expense, net	5	43
Depreciation and amortization	53	48
EBITDA	145	94
EBITDA adjustments:
Restructuring costs	9	10
Former parent legacy benefit, net	(3)	—
Loss on the early extinguishment of debt	—	48
Operating EBITDA	$151	$152

Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to the net income for the three months ended ended December 31, 2016 and 2015:

	Revenues				Operating EBITDA				Operating EBITDA Margin
	2016	2015	Change	% Change	2016	2015	Change	% Change	2016	2015	Change
RFG	$188	$177	$11	6%	$122	$111	$11	10%	65%	63%	2
NRT	1,004	992	12	1	13	27	(14)	(52)	1	3	(2)
Cartus	97	98	(1)	(1)	22	23	(1)	(4)	23	23	—
TRG	149	125	24	19	13	11	2	18	9	9	—
Corporate and Other	(68)	(67)	(1)	*	(19)	(20)	1	*
Total Company	$1,370	$1,325	$45	3%	$151	$152	$(1)	(1)%	11%	11%	—
Less: Restructuring costs					9	10
Former parent legacy benefit, net					(3)	—
Loss on the early extinguishment of debt					—	48
Depreciation and amortization					53	48
Interest expense, net					5	43
Income tax expense (benefit)					30	(6)
Net income attributable to Realogy Holdings					$57	$9

Realogy Reports Financial Results for Full Year 2016                            14

Table 7
REALOGY HOLDINGS CORP.
FREE CASH FLOW
FOR THE YEAR ENDED DECEMBER 31, 2016 AND 2015
(In millions)
A reconciliation of net income attributable to Realogy Holdings to free cash flow is set forth in the following table:

	Year Ended December 31,
	2016	2015
Net income attributable to Realogy Holdings	$213	$184
Income tax expense, net of payments	120	93
Interest expense, net	174	231
Cash interest payments	(181)	(244)
Depreciation and amortization	202	201
Capital expenditures	(87)	(84)
Restructuring costs and former parent legacy items, net of payments	5	(14)
Loss on the early extinguishment of debt	—	48
Working capital adjustments	20	32
Relocation receivables (assets), net of securitization obligations	(9)	(4)
Free Cash Flow	$457	$443
A reconciliation of net cash provided by operating activities to free cash flow is set forth in the following table:

	Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$587	$550
Property and equipment additions	(87)	(84)
Net change in securitization	(40)	(21)
Effect of exchange rates on cash and cash equivalents	(3)	(2)
Free Cash Flow	$457	$443

Net cash used in investing activities	$(190)	$(209)
Net cash used in financing activities	$(535)	$(237)

Realogy Reports Financial Results for Full Year 2016                            15

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark to market interest rate adjustments, former parent legacy items, restructuring charges and loss on the early extinguishment of debt. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted income (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes and is our primary non-GAAP measure.
Operating EBITDA is defined by us as EBITDA before restructuring, early extinguishment of debt and legacy items and is used as a supplementary financial measure. Operating EBITDA calculated for a twelve-month period is presented because the Company believes these items do not directly affect the operating results of the Company and accordingly should be excluded in comparing operating results.
We present EBITDA and Operating EBITDA because we believe they are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our results of operations. Our management, including our chief operating decision maker, uses EBITDA as a factor in evaluating the performance of our business. EBITDA and Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and Operating EBITDA have limitations as analytical tools, and you should not consider EBITDA and Operating EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash required for, our working capital needs;

•
these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies may calculate these measures differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.